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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 28, 2000, except for Note 15, which is as of March 3, 2000 relating to the consolidated financial statements of Polycom, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 28, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
October 27, 2000